Contact: Brett Perryman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the Fourth Quarter Ended December 31, 2019   • U.S. GAAP earnings per share of $0.79 for the quarter, compared to $0.84 for Q3'19 • ENI earnings per share of $0.50 for the quarter, compared to $0.42 for Q3'19, driven by year-end performance fees • AUM of $204.4 billion at December 31, 2019, compared to $216.8 billion at September 30, 2019 • Net client cash flows (“NCCF”) for the quarter of $(25.1) billion, with an annualized revenue impact of $(44.7) million; Vanguard related reallocations were approximately $(22.8) billion in Q4'19, with an annualized revenue impact of $(34.6) million • Repurchases of 2.9 million shares ($27.1 million) in Q4'19, 19.5 million shares ($235.4 million) in 2019, represent an 18.5% reduction in our total shares outstanding since the beginning of the year BOSTON - February 6, 2020 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the fourth quarter ended December 31, 2019.  “BrightSphere had a strong end to 2019, delivering a 19.0% sequential increase in ENI per share to $0.50, driven by performance fees in the quant and solutions segment,” said Guang Yang, BrightSphere’s President and Chief Executive Officer. “Our business enters 2020 well positioned for strong results through the disciplined execution of our growth strategy: leveraging our high growth business mix; extending our investment capabilities; penetrating global markets; and driving shareholder value creation.” “Net client cash flows for the quarter were $(25.1) billion, including $(22.8) billion of redemptions related to the previously disclosed reallocation of several Vanguard subadvisory strategies. Excluding the reallocations, net client cash flows moderated to $(2.3) billion from $(6.2) billion in the third quarter. Importantly, the overall impact to our revenue and earnings was moderated by meaningfully lower fee rates. As we indicated at the time of reallocation, these accounts contributed approximately 6% of BrightSphere’s ENI for the nine months ended September 30, 2019.” “Looking ahead, our Affiliates continue to build on their long-term track records of outperformance across each of our key segments, and client demand trends remain favorable across a range of higher-fee strategies, including quantitative and differentiated fundamental strategies. In addition, our next- vintage fundraising in the alternatives segment is progressing well and we anticipate it will build over the course of the year. We are also pleased with early client engagement on the global solutions offering we have developed with Mercer. Interest is high, and we continue to engage in discussions with a range of institutional investors around the world.”   Mr. Yang continued, “Finally, we continue to focus on maximizing shareholder value through an efficient, return-focused capital allocation strategy. Our strong, recurring free cash flow from diversified revenue streams supports our growth initiatives and provides ample capacity for opportunistic share repurchases, investments and repayment of indebtedness, as appropriate, as we continue to grow our business.” 1

Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.10 per share payable on March 27, 2020 to shareholders of record as of the close of business on March 13, 2020. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on February 6, 2020. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 1955364 Link to Webcast: https://event.on24.com/wcc/r/2153690/D72D3019745136729B5157B8E7C4DD5D Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 1955364 About BrightSphere   BrightSphere is a diversified, global asset management company with approximately $204 billion of assets under management as of December 31, 2019. BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, private and public market alternative, and liquid alpha strategies designed to meet a range of risk and return objectives. The Company’s growth strategy is to enhance and extend its time-tested investment expertise to meet evolving client needs through product innovation and the acquisition of additional investment capabilities in high demand segments of the industry. Its broad distribution platform leverages scale, scope, and global reach to expand its clientele in growing markets. For more information, please visit BrightSphere’s website at www.bsig.com. 2

 Forward Looking Statements   This communication includes forward-looking statements which may include, from time to time, information relating to anticipated revenues, margins or earnings, anticipated performance of the Company’s business, expected future net cash flows, anticipated expense levels and/or expectations regarding market conditions.  The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.   Actual results may differ materially from those in forward-looking information as a result of various factors, including, but not limited to, various risks related to the Company's dependence on its Affiliates, reliance on key personnel, the potential for reputational harm, actual or potential conflicts of interest, potential losses on seed and co-investment capital, foreign currency exchange risk, litigation risk, competition, risks associated with governmental regulation, and other risks described more fully in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2019. Additional information and risks will also be set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication. 3

Exhibit 99.2 Q4 2019 EARNINGS PRESENTATION February 6, 2020

# Q4'19 Results

## BrightSphere Highlights

- U.S. GAAP EPS of $0.79 for Q4'19 compared to $0.84 for Q3'19
- ENI EPS of $0.50 for Q4'19, compared to $0.42 for Q3'19
- ENI and ENI EPS growth from Q3'19 is primarily driven by strong performance fees in the Quant & Solutions segment, as well as additional share repurchases in Q4'19
- AUM of $204.4 billion at December 31, 2019 compared to $216.8 billion at September 30, 2019
- NCCF[2] of $(25.1) billion produced annualized revenue impact of $(44.7) million for Q4'19. Vanguard related redemptions were $(22.8) billion in Q4'19, which produced annualized revenue impact of $(34.6) million. Excluding Vanguard-related reallocations, net flows improved sequentially to $(2.3) billion in Q4'19 from $(6.2) billion in Q3'19.

## Diversified Asset and Client Base

**Quarterly ENI Mgmt. Fee Revenue by Segment[1]**



Quant & Solutions | 47.7%
Alternatives | 20.5%
Liquid Alpha | 31.8%

**Total: $197.2 million**

**AUM by Affiliate**



ICM | $2.4
Copper Rock | $3.9
Campbell Global | $4.8
Landmark Partners | $18.3
TSW | $21.1
Barrow Hanley, Mewhinney & Strauss | $51.7
Acadian | $102.2

**Total: $204.4 billion**

(1) *Represents quarterly ENI management fee revenue by segment for the three months ended December 31, 2019.*
(2) *NCCF and Revenue Impact of NCCF for all periods have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE Investment Group
5

# Disciplined Execution of Long-Term Growth Strategy

| | |
|---|---|
| Leverage High Growth Business Mix | • **Quant & Solutions**<br>◦ Broad capabilities to develop in-demand, outcome-oriented investment solutions<br>• **Alternatives**<br>◦ Sophisticated illiquid and uncorrelated strategies attracting growing investor allocations<br>• **Liquid Alpha**<br>◦ Differentiated fundamental strategies with strong long-term alpha generation remain attractive in all markets<br>◦ Evolving product mix in higher fee strategies |
| Extend Investment Capabilities | • **Product innovation**<br>◦ Leveraging BSIG's diverse investment capabilities to extend investment strategies and develop customized products such as BrightSphere and Mercer's global solutions offering<br>• **Ongoing seed investments**<br>• **M&A opportunities to add complementary investment expertise** |
| Penetrate Global Markets | • **Expanded global team**<br>• **Ability to leverage strong relationships and broad investment capabilities to attract diverse global clientele**<br>• **Opportunities for partnerships, joint ventures and individual investments** |
| Drive Shareholder Value Creation | • **Strong free cash flow from diversified revenue streams**<br>• **Continued expense discipline and ongoing resource reallocation to drive growth**<br>• **Commitment to opportunistic share repurchases**<br>◦ 2.9 million shares ($27.1 million) in Q4'19<br>◦ 19.5 million shares ($235.4 million) in 2019 driving 15% accretion to ENI EPS<br>• **Consistent dividend** |

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6

# U.S. GAAP Statement of Operations

| ($ in millions, unless otherwise noted) | Three Months Ended | | | | | |
|---|---|---|---|---|---|---|
| | December 31, 2019 | September 30, 2019 | Increase (Decrease) | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| Management fees | $ 197.2 | $ 196.4 | 0.4 % | $ 205.9 | $ 207.5 | $ 204.0 |
| Performance fees | 6.8 | (1.9) | n/m | (2.2) | (2.8) | 6.9 |
| Other revenue | 1.7 | 1.4 | 21.4 % | 1.5 | 1.4 | 2.4 |
| Consolidated Funds' revenue | 1.7 | 1.9 | (10.5)% | 1.9 | 1.1 | 1.2 |
| **Total revenue** | **207.4** | **197.8** | **4.9 %** | **207.1** | **207.2** | **214.5** |
| Compensation and benefits | 83.4 | 108.0 | (22.8)% | 123.7 | 101.1 | 143.6 |
| General and administrative | 33.5 | 31.7 | 5.7 % | 31.1 | 32.5 | 35.7 |
| Amortization of acquired intangibles | 1.7 | 1.6 | 6.3 % | 1.7 | 1.6 | 1.7 |
| Depreciation and amortization | 5.0 | 4.4 | 13.6 % | 4.0 | 3.8 | 3.9 |
| Consolidated Funds' expense | — | 0.2 | (100.0)% | — | 0.2 | — |
| **Total operating expenses** | **123.6** | **145.9** | **(15.3)%** | **160.5** | **139.2** | **184.9** |
| **Operating income** | **83.8** | **51.9** | **61.5 %** | **46.6** | **68.0** | **29.6** |
| Investment income (loss) | 5.4 | 2.3 | 134.8 % | 2.1 | 7.0 | (3.1) |
| Interest income | 0.4 | 0.4 | — % | 0.3 | 1.1 | 1.2 |
| Interest expense | (8.1) | (8.3) | (2.4)% | (8.8) | (7.0) | (6.2) |
| Revaluation of DTA deed | — | — | n/m | — | — | 20.0 |
| Net consolidated Funds' investment gains (losses) | 7.1 | 4.7 | 51.1 % | (4.5) | 13.6 | (6.6) |
| **Income from continuing operations before taxes** | **88.6** | **51.0** | **73.7 %** | **35.7** | **82.7** | **34.9** |
| Income tax expense (benefit) | 14.3 | (32.0) | n/m | 14.1 | 21.6 | 16.1 |
| **Income from continuing operations** | **74.3** | **83.0** | **(10.5)%** | **21.6** | **61.1** | **18.8** |
| Gain (loss) on disposal of discontinued operations, net of tax | — | — | n/m | — | — | — |
| **Net income** | **74.3** | **83.0** | **(10.5)%** | **21.6** | **61.1** | **18.8** |
| Net income (loss) attributable to non-controlling interests | 6.5 | 7.6 | (14.5)% | (6.4) | 8.4 | (4.2) |
| **Net income attributable to controlling interests** | **67.8** | **75.4** | **(10.1)%** | **28.0** | **52.7** | **23.0** |
| Earnings per share, basic, $ | $ 0.79 | $ 0.84 | (6.0)% | $ 0.31 | $ 0.54 | $ 0.22 |
| Earnings per share, diluted, $ | $ 0.79 | $ 0.84 | (6.0)% | $ 0.31 | $ 0.54 | $ 0.22 |
| Basic shares outstanding (in millions) | 85.9 | 90.0 | | 91.5 | 97.6 | 105.6 |
| Diluted shares outstanding (in millions) | 85.9 | 90.0 | | 91.5 | 97.8 | 105.8 |
| U.S. GAAP operating margin | 40% | 26% | 1417 bps | 23% | 33% | 14% |
| Pre-tax income from continuing operations attributable to controlling interests | $ 82.1 | $ 43.4 | 89.2 % | $ 42.1 | $ 74.3 | $ 39.1 |
| Net income from continuing operations attributable to controlling interests | $ 67.8 | $ 75.4 | (10.1)% | $ 28.0 | $ 52.7 | $ 23.0 |

*Please see Definitions and Additional Notes*

## Q4'19 vs. Q3'19

- Total revenue increased 4.9% from Q3'19 primarily due to higher Quant & Solutions performance fees and lower Alternatives placement agent fees recorded in Q4'19, which offset the impact of the Vanguard reallocation
- Operating expenses decreased $(22.3) million, or (15.3)%, from $145.9 million in Q3'19, to $123.6 million in Q4'19, driven by a decrease in compensation and benefits expense which was due to a lower revaluation charge on Affiliate equity in Q4'19
- Income tax expense increased by $46.3 million from $(32.0) million benefit in Q3'19, to $14.3 million expense in Q4'19, reflecting the tax benefits arising from the reduction of liabilities for uncertain tax positions in Q3'19 not repeated in Q4'19
- U.S. GAAP net income attributable to controlling interests decreased (10.1)% from the previous quarter primarily due to the change from income tax benefit to expense explained above
- Diluted earnings per share decreased (6.0)% from $0.84 in Q3'19 to $0.79 for Q4'19 due to lower Q4'19 earnings, partially offset by the positive impact of the shares repurchased in Q4'19 which decreased average diluted shares outstanding

BRIGHTSPHERE Investment Group
7

# Strong Growth Potential in High-Demand Segments

- Diversified segments align to high-growth and higher fee strategies

## Quant & Solutions

**$101.9 billion AUM**

- Versatile, highly-tailored, outcome-driven investing to achieve client-specific goals
- Leveraging data and technology in computational factor-based investment process
- Ongoing product innovation responds to evolving client needs
- Highly scalable offerings with substantial capacity and growing global demand

## Alternatives

**$23.8 billion AUM**

- Predominately illiquid, with selected differentiated liquid strategies
- Diverse private market strategies with long-term track records of outperformance in private equity, real estate and real assets
- More than 90% of revenue comprised of stable management fees from long-term committed capital
- Long-dated investment periods provide long-term committed assets
- Growing global investor base and substantial capacity

## Liquid Alpha

**$78.7 billion AUM**

- Demonstrated long-term alpha generation across diverse, differentiated long-only investments in public securities
- Strong performance over market cycles driven by consistent investment discipline
- Broad presence in multiple distribution channels including institutional SMA, subadvisory and insurance
- Expansion into in-demand, higher fee offerings support healthy operating margins

**Quarterly Segment ENI (1)**


Quant & Solutions | $42.8
Alternatives | $8.7
Liquid Alpha | $22.8

**Total: $74.3 million**

**AUM by Client Location**


Asia | 6.1%
Australia | 4.6%
Europe | 9.8%
Other | 6.9%
U.S. | 72.6%

**Total: $204.4 billion**

*Please see Definitions and Additional Notes*

*(1) Represents quarterly Segment ENI for the three months ended December 31, 2019.*

BRIGHTSPHERE Investment Group

8

# Segment Highlight: Quant & Solutions

- AUM increased to $101.9 billion in Q4'19, a 6.7% increase from Q3'19, primarily due to market appreciation
- Segment ENI increased 33.8% in Q4'19 compared to Q3'19 mainly due to year-end performance fees and non-U.S. equity market increase. Operating margin increase was driven by performance fees

## Key Performance Metrics

| | Three Months Ended December 31, 2019 | Three Months Ended December 31, 2018 | Increase (Decrease) | Three Months Ended September 30, 2019 | Increase (Decrease) |
|---|---|---|---|---|---|
| **Operational Information** | | | | | |
| AUM $b | $ 101.9 | $ 85.2 | 19.6% | $ 95.5 | 6.7% |
| Average AUM $b | $ 98.2 | $ 91.0 | 7.9% | $ 96.0 | 2.3% |
| NCCF $b | $ (0.8) | $ (0.9) | $ 0.1 | $ 0.1 | $ (0.9) |
| Annualized Revenue Impact of NCCF $m | $ (6.9) | $ (1.5) | $ (5.4) | $ (1.9) | $ (5.0) |
| ENI management fee rate (bps) | 38 | 39 | (1) bps | 38 | 0 bps |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 103.3 | $ 93.8 | 10.1% | $ 93.1 | 11.0% |
| Segment Economic Net Income $m | $ 42.8 | $ 34.4 | 24.4% | $ 32.0 | 33.8% |
| ENI Operating Margin | 43.7% | 37.8% | 590 bps | 36.0% | 770 bps |
| Adjusted EBITDA $m | $ 47.2 | $ 37.8 | 24.9% | $ 35.9 | 31.5% |

## Segment Performance - Quant & Solutions[1]

### Revenue-Weighted


100%
80%
60%
40%
20%
0%
45%
58%
100%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q3'19 | 48% | 90% | 89% |
| Q4'18 | 93% | 99% | 79% |

### Equal-Weighted


100%
80%
60%
40%
20%
0%
52%
72%
95%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q3'19 | 60% | 81% | 95% |
| Q4'18 | 82% | 92% | 89% |

### Asset-Weighted


100%
80%
60%
40%
20%
0%
40%
61%
100%
3-Year
5-Year
10-Year

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q3'19 | 42% | 87% | 87% |
| Q4'18 | 94% | 99% | 70% |

*Please see Definitions and Additional Notes*

(1) *As of December 31, 2019, Quant & Solutions assets representing 11% of revenue were outperforming benchmarks on a 1- year basis, compared to 27% at September 30, 2019 and 32% at December 31, 2018.*

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9

# Segment Highlight: Alternatives

- Alternatives AUM increased from prior quarter to $23.8 billion as of Q4'19 due to co-investment funding and ongoing Alternatives fundraising
- Alternatives revenue improved in Q4'19 by 9.1% from Q3'19 due to lower placement agent fees in Q4'19. ENI decreased (38.7)% from Q4'18 primarily due to lower Alternatives performance fees

## Key Performance Metrics

| | Three Months Ended December 31, | | | Three Months Ended September 30, | |
|---|---|---|---|---|---|
| | 2019 | 2018 | Increase (Decrease) | 2019 | Increase (Decrease) |
| **Operational Information** | | | | | |
| AUM $b | $ 23.8 | $ 23.8 | — % | $ 23.2 | 2.6% |
| Average AUM $b | $ 23.5 | $ 23.8 | (1.3)% | $ 23.2 | 1.3% |
| NCCF $b | $ 0.6 | $ 0.2 | $ 0.4 | $ 0.5 | $ 0.1 |
| Annualized Revenue Impact of NCCF $m | $ 2.9 | $ 1.4 | $ 1.5 | $ 1.4 | $ 1.5 |
| ENI management fee rate (bps) [(1)] | 68 | 73 | (5) bps | 64 | 4 bps |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 40.8 | $ 48.1 | (15.2)% | $ 37.4 | 9.1% |
| Segment Economic Net Income[(2)] $m | $ 8.7 | $ 14.2 | (38.7)% | $ 8.5 | 2.4% |
| ENI Operating Margin | 35.8% | 41.2% | (540) bps | 36.1% | (30) bps |
| Adjusted EBITDA[(2)] $m | $ 9.0 | $ 14.5 | (37.9)% | $ 8.8 | 2.3% |

## Alternative Assets Overview

### Alternative Assets by Strategy



Real Assets: 23.1%
Liquid Alternatives: 2.5%
Real Estate: 24.8%
Private Equity: 49.6%

### Alternative Assets Breakout



Commingled: 67.2%
(typically 8-12 year lockup)
Fund of One: 32.8%
(Institutional client can maintain Alternative exposure beyond terms of typical fund)

(1) *Excluding net catch-up fees, the weighted average fee rate for alternatives would be 72 bps in Q4'19, 77 bps in Q4'18, and 74 bps in Q3'19.*
(2) *Segment ENI and Adjusted EBITDA include net placement agent fees of $(1.9) million in Q4'19, $(5.9) million in Q3'19, and $(2.2) million in Q4'18.*

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10

# Segment Highlight: Liquid Alpha

- AUM decreased to $78.7 billion as of Q4'19, primarily due to Vanguard reallocation. Total NCCF of $(24.9) billion, of which $(22.8) billion was related to Vanguard. Average fee rate increased by 2 bps bps as the result of the reallocation of lower fee sub-advisory assets
- ENI decreased by $(2.2) million or (8.8)% due to a decrease in ENI revenue driven by outflows including Vanguard reallocation

## Key Performance Metrics

| | Three Months Ended December 31, | | | Three Months Ended September 30, | |
|---|---|---|---|---|---|
| | 2019 | 2018 | Increase (Decrease) | 2019 | Increase (Decrease) |
| **Operational Information** | | | | | |
| AUM $b | $ 78.7 | $ 97.3 | (19.1)% | $ 98.1 | (19.8)% |
| Average AUM $b | $ 88.1 | $ 106.6 | (17.4)% | $ 99.8 | (11.7)% |
| NCCF $b | $ (24.9) | $ (3.5) | $ (21.4) | $ (6.8) | $ (18.1) |
| Annualized Revenue Impact of NCCF $m | $ (40.7) | $ (6.6) | $ (34.1) | $ (15.7) | $ (25.0) |
| ENI management fee rate (bps) | 29 | 27 | 2 bps | 27 | 2 bps |
| **Economic Net Income Basis** | | | | | |
| ENI Revenue $m | $ 61.0 | $ 70.0 | (12.9)% | $ 65.2 | (6.4)% |
| Segment Economic Net Income $m | $ 22.8 | $ 26.9 | (15.2)% | $ 25.0 | (8.8)% |
| ENI Operating Margin | 45.7% | 48.4% | (270) bps | 47.7% | (200) bps |
| Adjusted EBITDA $m | $ 23.0 | $ 27.1 | (15.1)% | $ 25.1 | (8.4)% |

## Segment Performance - Liquid Alpha[(1)]

### Revenue-Weighted



100%
80%
60%
40%
20%
0%
52%
67%
72%

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q3'19 | 59% | 48% | 79% |
| Q4'18 | 42% | 49% | 87% |

### Equal-Weighted



100%
80%
60%
40%
20%
0%
66%
68%
81%

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q3'19 | 66% | 61% | 81% |
| Q4'18 | 52% | 42% | 82% |

### Asset-Weighted



100%
80%
60%
40%
20%
0%
57%
70%
72%

| | 3-Year | 5-Year | 10-Year |
|---|---|---|---|
| Q3'19 | 60% | 48% | 73% |
| Q4'18 | 50% | 55% | 89% |

*Please see Definitions and Additional Notes*

(1) *As of December 31, 2019 Liquid Alpha assets representing 43% of revenue were outperforming benchmarks on a 1- year basis, compared to 35% at September 30, 2019 and 34% at December 31, 2018.*

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11

# Key Metrics - Last Five Quarters

- ENI EPS improved both sequentially and compared to prior year

## AUM

($b)

% Change Q4'18 to Q4'19: (5.2)%



Average AUM
End of period AUM
$300
$250
$200
$150
$100
$50
$219
$216
$220
$217
$208
$206
$222
$225
$217
$204
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

## ENI Revenue[1]

($m)

% Change Q4'18 to Q4'19: (3.2)%



$280
$240
$200
$160
$120
$80
$40
$0
$212
$206
$205
$196
$205
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

## Pre-tax ENI

($m)

% Change Q4'18 to Q4'19: (7.9)%



$80
$60
$40
$20
$0
$61
$52
$53
$50
$56
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

## Fee Rate (Basis Points)[2]



45
40
35
30
25
20
36.9
39.0
37.5
35.9
37.7
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

## ENI Operating Margin[3]



45%
38%
31%
24%
17%
10%
36.6%
33.3%
35.8%
34.7%
36.6%
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

## ENI Per Share[4]

($)

% Change Q4'18 to Q4'19: 16.3%



$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
$0.43
$0.40
$0.45
$0.42
$0.50
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

*Please see Definitions and Additional Notes*

*(1) ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates.*

*(2) Represents fee rate for consolidated Affiliates; excludes fees for equity-accounted Affiliates.*

*(3) ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI Revenue.*

*(4) ENI per share is calculated as economic net income divided by weighted average diluted shares outstanding.*

BRIGHTSPHERE Investment Group

12

# Net Client Cash Flows Breakdown by Segment

- Excluding Vanguard, Liquid Alpha outflows moderated

## AUM Net Client Cash Flows ("NCCF")(1)



$b
$5
$0
-$5
-$10
-$15
-$20
-$25
-$30
$0.2
$(0.9)
$(3.5)
$0.2
$2.5
$(3.0)
$1.0
$(0.1)
$(2.0)
$0.5
$0.1
$(6.8)
$0.6
$(0.8)
$(2.1)
$(22.8)
68
38
29
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Total NCCF
$(4.2)
$(0.3)
$(1.1)
$(6.2)
$(25.1)
Quant & Solutions
Alternatives
Liquid Alpha
Vanguard Redemptions
Avg. Fee Rate (bps)(3)

## Revenue Impact of NCCF(1)(2)



$m
$10
$5
$0
-$5
-$10
-$15
-$20
-$25
-$30
-$35
-$40
-$45
-$50
$1.4
$(1.5)
$(6.6)
$6.6
$(6.8)
$(0.2)
$2.1
$(7.6)
$(2.3)
$1.4
$(1.9)
$(15.7)
$2.9
$(6.9)
$(6.1)
$(34.6)
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Excluding Vanguard:

| | Q4 2018 | Q1 2019 | Q2 2019 | Q3 2019 | Q4 2019 | Excluding Vanguard: |
|---|---|---|---|---|---|---|
| *Revenue Impact as a % of BOP Run Rate Management Fees(4)* | ***(0.7)%*** | ***(0.1)%*** | ***(1.0)%*** | ***(2.1)%*** | ***(5.8)%*** | **(1.4%)** |

| | 2018 | 2019 | | | |
|---|---|---|---|---|---|
| | Q4 | Q1 | Q2 | Q3 | Q4 |
| ***Bps inflows*** | ***46*** | ***35*** | ***36*** | ***34*** | ***39*** |
| ***Bps outflows*** | ***31*** | ***34*** | ***40*** | ***30*** | ***21*** |

*(1) NCCF and Revenue Impact of NCCF for all periods above have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see Definitions and Additional Notes).*
*(2) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact.*
*(3) Average fee rate represents the average blended fee rate on assets for each segment for the three months ended December 31, 2019.*
*(4) Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM.*

BRIGHTSPHERE Investment Group
13

# Management Fee Revenue Trend

- Average fee rate increase was driven by reallocation of low fee sub-advisory assets in Liquid Alpha, and timing of placement agent fees

**Average AUM and Fee Rate by Segment[(1)(2)]**


$b
Avg. AUM % Change
% Change: (4.3)%
$250
$200
$150
$100
$50
$0
$219.9
37.5
$216.8
35.9
$207.5
37.7
$100.5 (46%)
27
$ 97.6 (45%)
27
$ 85.8 (42%)
29
(12)%
$ 23.8 (11%)
73
(3)
75
$ 23.2 (11%)
64
(3)
74
$23.5 (11%)
68
(3)
72
1%
$95.6 (43%)
39
$ 96.0 (44%)
38
$ 98.2 (47%)
38
2%
Q2'19
Q3'19
Q4'19

**ENI Management Fee Revenue by Segment[(1)(2)]**


$m
% Change
% Change: 0.4%
$250
$200
$150
$100
$50
$0
$205.9
$196.4
$197.2
$ 68.8 (33%)
$ 66.5 (34%)
$ 62.7 (32%)
(6)%
$ 43.5 (21%)
(3)
$44.8
$ 37.2 (19%)
(3)
$43.1
$40.5 (20%)
(3)
$42.4
9%
$ 93.6 (46%)
$92.7 (47%)
$94.0 (48%)
1%
Q2'19
Q3'19
Q4'19

■ Quant & Solutions ■ Alternatives ■ Liquid Alpha ● Avg. Fee Rate (bps)

*Please see Definitions and Additional Notes*

*(1) Figures in parentheses represent the percent of the total respective bar.*

*(2) Excludes equity-accounted Affiliates.*

*(3) Excluding net catch-up fees, the weighted average fee rate for Alternatives would be 75 bps in Q2'19, 74 bps in Q3'19, and 72 bps in Q4'19, and Alternatives management fees would be $44.8 million in Q2'19, $43.1 million in Q3'19, and $42.4 million in Q4'19.*

BRIGHTSPHERE Investment Group

14

ENI Revenue Commentary • ENI Revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliates • Q4'19 ENI revenue of $205.2 million increased from Q3'19 by 4.8% • Management fees increased 0.4% overall from Q3'19 primarily due to non-U.S. equity market appreciation and lower placement agent fees, which offset the negative impact from the reallocation of low fee sub-advisory business • Performance fees improved due to large annual fees earned in the Quant & Solutions segment in Q4'19 ENI Revenue ($m) Three Months Ended December 31, Three Months Ended September 30, Increase Increase 2019 2018 (Decrease) 2019 (Decrease) Management fees $ 197.2 $ 204.0 (3.3)% $ 196.4 0.4% Performance fees 6.8 6.9 (1.4)% (1.9) n/m Other income, including equity-accounted Affiliates 1.2 1.1 9.1% 1.3 (7.7)% ENI revenue $ 205.2 $ 212.0 (3.2)% $ 195.8 4.8% 15

# ENI Operating Expenses

## Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q4'19 Operating Expense Ratio[1] increased to 43.9% for the period, reflecting seasonality of certain costs
- 2020 Operating Expense Ratio expected to be approximately 43%; ratio is subject to fluctuations as assets and management fees change

## Total ENI Operating Expenses

| ($m) | Three Months Ended December 31, | | | | | Three Months Ended September 30, | | |
|---|---|---|---|---|---|---|---|---|
| | 2019 | | 2018 | | | 2019 | | |
| | $m | % of MFs[2] | $m | % of MFs[2] | Increase (Decrease) | $m | % of MFs[2] | Increase (Decrease) |
| Fixed compensation and benefits | $ 46.0 | 23.3% | $ 44.7 | 21.9% | 3% | $ 46.7 | 23.8% | (1)% |
| G&A expenses (excl. sales based compensation) | 32.8 | 16.6% | 33.4 | 16.4% | (2)% | 29.9 | 15.2% | 10% |
| Depreciation and amortization | 5.0 | 2.5% | 3.9 | 1.9% | 28% | 4.4 | 2.2% | 14% |
| **Core operating expense subtotal** | **$ 83.8** | **42.5%** | **$ 82.0** | **40.2%** | 2% | **$ 81.0** | **41.2%** | 3% |
| Sales based compensation | 2.7 | 1.4% | 4.1 | 2.0% | (34)% | 2.7 | 1.4% | —% |
| **Total ENI operating expenses** | **$ 86.5** | **43.9%** | **$ 86.1** | **42.2%** | —% | **$ 83.7** | **42.6%** | 3% |
| Note: Management fees | $ 197.2 | | $ 204.0 | | (3)% | $ 196.4 | | —% |

*Please see Definitions and Additional Notes.*

*(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fee revenue.*

*(2) Represents expense as a percentage of ENI management fee revenue.*

BRIGHTSPHERE Investment Group

16

# ENI Variable Compensation

## Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25% - 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses; also includes contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q4'19 Variable Compensation Ratio decreased to 36.6% from 39.3% in Q3'19; lower incentive is partly due to mix of performance fees and core profit
- 2020 Variable Compensation Ratio expected to be 41% - 42% as a result of our evolving business mix

## ENI Variable Compensation

| ($m) | Three Months Ended December 31, | | | Three Months Ended September 30, | |
|---|---|---|---|---|---|
| | 2019 | 2018 | Increase (Decrease) | 2019 | Increase (Decrease) |
| **Cash Variable Compensation** | $ 38.4 | $ 42.1 | *(9)%* | $ 39.9 | *(4)%* |
| Add: Non-cash equity-based award amortization | 5.1 | 6.2 | *(18)%* | 4.2 | *21%* |
| **Variable compensation** | **43.5** | **48.3** | *(10)%* | **44.1** | *(1)%* |
| Earnings before variable compensation | $ 118.7 | $ 125.9 | *(6)%* | $ 112.1 | *6%* |
| Variable Compensation Ratio (VC as % of earnings before variable comp.) | 36.6% | 38.4% | *(172) bps* | 39.3% | *(270) bps* |

*Please see Definitions and Additional Notes.*

BRIGHTSPHERE Investment Group

17

Affiliate Key Employee Distributions Commentary • Represents employees’ share of profit from their respective Affiliates, in some cases following an initial preference to BSIG and other equity holders(1) • Q4'19 Distribution Ratio of 17.7% lower than Q3'19 mainly due to impact of performance fee sharing arrangement • 2020 Distribution Ratio expected to be 18% - 19%; mix of Affiliate earnings will have significant impact to the ratio Affiliate Key Employee Distributions ($m) Three Months Ended December 31, Three Months Ended September 30, Increase Increase 2019 2018 (Decrease) 2019 (Decrease) A Earnings after variable compensation (ENI operating earnings) $ 75.2 $ 77.6 (3)% $ 68.0 11% B Less: Affiliate key employee distributions (13.3) (13.7) (3)% (12.6) 6% Earnings after Affiliate key employee distributions $ 61.9 $ 63.9 (3)% $ 55.4 12% Affiliate key employee Distribution Ratio ( B / A ) 17.7% 17.7% 3 bps 18.5% (84) bps ___________________________________________________________ Please see Definitions and Additional Notes. (1) For consolidated Affiliates. 18

# Balance Sheet Management

## Balance Sheet

| ($m) | December 31, 2019 | December 31, 2018 |
|---|---|---|
| **Assets** | | |
| Cash and cash equivalents | $ 111.3 | $ 340.6 |
| Investment advisory fees receivable | 151.9 | 159.1 |
| Investments | 186.3 | 198.5 |
| Other assets | 765.0 | 710.9 |
| Assets of Consolidated Funds | 205.2 | 144.6 |
| **Total assets** | **$ 1,419.7** | **$ 1,553.7** |
| **Liabilities and shareholders' equity** | | |
| Accounts payable and accrued expenses | $ 179.3 | $ 225.3 |
| Due to OM plc | 3.7 | 33.0 |
| Non-recourse borrowings | 35.0 | — |
| Third party borrowings | 533.8 | 393.3 |
| Other liabilities | 463.3 | 711.1 |
| Liabilities of Consolidated Funds | 6.2 | 14.9 |
| **Total liabilities** | **$ 1,221.3** | **$ 1,377.6** |
| Shareholders' equity | 64.4 | 103.3 |
| Non-controlling interests, including NCI of consolidated Funds | 134.0 | 72.8 |
| **Total equity** | **198.4** | **176.1** |
| **Total liabilities and equity** | **$ 1,419.7** | **$ 1,553.7** |
| Weighted average quarterly diluted shares | 85.9 | 105.8 |
| Leverage ratio(1) | 2.1x | 2.1x |
| Net leverage ratio(2) | 1.7x | 0.2x |

## Capital

- December 31 leverage ratio (Debt / Adj. EBITDA) of 2.1x vs. 2.3x at September 30; December 31 net leverage ratio (Debt, net of total cash and cash equivalents / Adj. EBITDA) of 1.7x vs. 1.8x at September 30
- Total seed and co-investment holdings of $157.7 million

## Dividend, Investment & Buyback

- $0.10 per share interim dividend approved
  - Payable March 27 to shareholders of record as of March 13
- $310 million available on $450 million Revolving Credit Facility
- Through December 31, the Company has purchased 19.5 million shares in the open market at a weighted average price of $12.08/share in 2019

*(1) Debt calculated per terms of the Company's external revolver and includes amounts owed under previously agreed acquisition and excludes non-recourse borrowings, divided by last twelve months Adjusted EBITDA.*

*(2) Debt calculated per terms of the Company's external revolver, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.*

BRIGHTSPHERE Investment Group
19

Supplemental Information 20

# Key Performance Metrics

| Key Performance Metrics[1] | | | | | | |
|---|---|---|---|---|---|---|
| ($ in millions, unless otherwise noted) | Three Months Ended December 31, | | | Three Months Ended September 30, | | |
| **U.S. GAAP Basis** | 2019 | 2018 | Increase (Decrease) | 2019 | Increase (Decrease) | |
| Revenue | $ 207.4 | $ 214.5 | (3.3)% | $ 197.8 | 4.9 % | |
| Pre-tax income from cont. ops. attributable to controlling interests | 82.1 | 39.1 | 110.0 % | 43.4 | 89.2 % | |
| Net income attributable to controlling interests | 67.8 | 23.0 | n/m | 75.4 | (10.1)% | |
| Diluted shares outstanding (in millions) | 85.9 | 105.8 | | 90.0 | | |
| Diluted earnings per share, $ | $ 0.79 | $ 0.22 | n/m | $ 0.84 | (6.0)% | |
| U.S. GAAP operating margin | 40% | 14% | 2661 bps | 26% | 1417 bps | |
| **Economic Net Income Basis (Non-GAAP measure used by management)** | | | | | | |
| ENI revenue | $ 205.2 | $ 212.0 | (3.2)% | $ 195.8 | 4.8 % | |
| Pre-tax economic net income | 56.3 | 61.1 | (7.9)% | 49.7 | 13.3 % | |
| Economic net income | 43.2 | 45.6 | (5.3)% | 37.4 | 15.5 % | |
| ENI diluted earnings per share, $ | $ 0.50 | $ 0.43 | 16.3 % | $ 0.42 | 19.0 % | |
| Adjusted EBITDA | 66.9 | 67.8 | (1.3)% | 59.8 | 11.9 % | |
| ENI operating margin | 37% | 37% | 4 bps | 35% | 192 bps | |
| **Other Operational Information** | | | | | | |
| Assets under management at period end ($ in billions) | $ 204.4 | $ 206.3 | (0.9)% | $ 216.8 | (5.7)% | |
| Net client cash flows ($ in billions)[2] | (25.1) | (4.2) | n/m | (6.2) | n/m | |
| Annualized revenue impact of net flows[2] | (44.7) | (6.7) | n/m | (16.2) | n/m | |

*(1) Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*
*(2) NCCF and Revenue Impact of NCCF for all periods above have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE Investment Group
21

# Segment Information for Q4'19 and Q3'19

**Three Months Ended December 31, 2019**

| ($ in millions, unless otherwise noted) | Quant & Solutions | Alternatives | Liquid Alpha | Other | Reconciling Items[1] | Total U.S. GAAP[3] |
|---|---|---|---|---|---|---|
| **ENI Revenue** | 103.3 | 40.8 | 61.0 | 0.1 | 2.2 | 207.4 |
| **ENI Operating Expenses** | 40.2 | 17.5 | 18.8 | 10.0 | (21.8) | 64.7 |
| **Earnings before variable compensation** | 63.1 | 23.3 | 42.2 | (9.9) | 24.0 | 142.7 |
| Variable compensation | 18.0 | 8.7 | 14.3 | 2.5 | 10.1 | 53.6 |
| **Earnings after variable compensation** | 45.1 | 14.6 | 27.9 | (12.4) | 13.9 | 89.1 |
| Affiliate key employee distributions | 2.3 | 5.9 | 5.1 | — | (8.0) | 5.3 |
| **Earnings after Affiliate key employee distributions** | 42.8 | 8.7 | 22.8 | (12.4) | 21.9 | 83.8 |
| Net interest income (expense) | — | — | — | (5.6) | (2.1) | (7.7) |
| Net investment income (loss) | — | — | — | — | 12.5 | 12.5 |
| Net (income) loss attributable to non-controlling interest | — | — | — | — | (6.5) | (6.5) |
| Income tax (expense) benefit | — | — | — | (13.1) | (1.2) | (14.3) |
| **Economic Net Income** | $ 42.8 | $ 8.7 | $ 22.8 | $ (31.1) | $ 24.6 | $ 67.8 |
| Adjusted EBITDA[2] | $ 47.2 | $ 9.0 | $ 23.0 | $ (12.3) | $ 0.9 | $ 67.8 |
| **Segment Assets Under Management ($b)** | $ 101.9 | $ 23.8 | $ 78.7 | $ — | $ — | $ 204.4 |

**Three Months Ended September 30, 2019**

| ($ in millions, unless otherwise noted) | Quant & Solutions | Alternatives | Liquid Alpha | Other | Reconciling Items[1] | Total U.S. GAAP[3] |
|---|---|---|---|---|---|---|
| **ENI Revenue** | 93.1 | 37.4 | 65.2 | 0.1 | 2.0 | 197.8 |
| **ENI Operating Expenses** | 40.8 | 16.1 | 18.5 | 8.3 | 5.5 | 89.2 |
| **Earnings before variable compensation** | 52.3 | 21.3 | 46.7 | (8.2) | (3.5) | 108.6 |
| Variable compensation | 18.8 | 7.8 | 15.6 | 1.9 | — | 44.1 |
| **Earnings after variable compensation** | 33.5 | 13.5 | 31.1 | (10.1) | (3.5) | 64.5 |
| Affiliate key employee distributions | 1.5 | 5.0 | 6.1 | — | — | 12.6 |
| **Earnings after Affiliate key employee distributions** | 32.0 | 8.5 | 25.0 | (10.1) | (3.5) | 51.9 |
| Net interest income (expense) | — | — | — | (5.7) | (2.2) | (7.9) |
| Net investment income (loss) | — | — | — | — | 7.0 | 7.0 |
| Net (income) loss attributable to non-controlling interest | — | — | — | — | (7.6) | (7.6) |
| Income tax (expense) benefit | — | — | — | (12.3) | 44.3 | 32.0 |
| **Economic Net Income** | $ 32.0 | $ 8.5 | $ 25.0 | $ (28.1) | $ 38.0 | $ 75.4 |
| Adjusted EBITDA[2] | $ 35.9 | $ 8.8 | $ 25.1 | $ (10.0) | $ 15.6 | $ 75.4 |
| **Segment Assets Under Management ($b)** | $ 95.5 | $ 23.2 | $ 98.1 | $ — | $ — | $ 216.8 |

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Annual Report on Form 10-K.*
(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*
(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The U.S. GAAP equivalent of ENI revenue is U.S. GAAP revenue. The U.S. GAAP equivalent of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The U.S. GAAP equivalent of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group

22

# Segment Information for Q4'18

Three Months Ended December 31, 2018

| ($ in millions, unless otherwise noted) | Quant & Solutions | Alternatives | Liquid Alpha | Other | Reconciling Items [1] | Total U.S. GAAP [3] |
|---|---|---|---|---|---|---|
| **ENI Revenue** | $ 93.8 | $ 48.1 | $ 70.0 | $ 0.1 | $ 2.5 | $ 214.5 |
| **ENI Operating Expenses** | 39.1 | 15.1 | 20.4 | 11.5 | 31.6 | 117.7 |
| **Earnings before variable compensation** | 54.7 | 33.0 | 49.6 | (11.4) | (29.1) | 96.8 |
| Variable compensation | 19.2 | 13.2 | 15.7 | 0.2 | 5.2 | 53.5 |
| **Earnings after variable compensation** | 35.5 | 19.8 | 33.9 | (11.6) | (34.3) | 43.3 |
| Affiliate key employee distributions | 1.1 | 5.6 | 7.0 | — | — | 13.7 |
| **Earnings after Affiliate key employee distributions** | 34.4 | 14.2 | 26.9 | (11.6) | (34.3) | 29.6 |
| Net interest income (expense) | — | — | — | (2.8) | (2.2) | (5.0) |
| Net investment income (loss) | — | — | — | — | (9.7) | (9.7) |
| Revaluation of DTA deed | — | — | — | — | 20.0 | 20.0 |
| Net (income) loss attributable to non-controlling interest | — | — | — | — | 4.2 | 4.2 |
| Income tax (expense) benefit | — | — | — | (15.5) | (0.6) | (16.1) |
| **Economic Net Income** | $ 34.4 | $ 14.2 | $ 26.9 | $ (29.9) | $ (22.6) | $ 23.0 |
| Adjusted EBITDA [2] | $ 37.8 | $ 14.5 | $ 27.1 | $ (11.6) | $ (44.8) | $ 23.0 |
| **Segment Assets Under Management ($b)** | $ 85.2 | $ 23.8 | $ 97.3 | $ — | $ — | $ 206.3 |

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Annual Report on Form 10-K.*
(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*
(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The U.S. GAAP equivalent of ENI revenue is U.S. GAAP revenue. The U.S. GAAP equivalent of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The U.S. GAAP equivalent of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group
23

# Assets Under Management Rollforward by Segment

| ($ in billions, unless otherwise noted) | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2019 | September 30, 2019 | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| **Quantitative and Solutions** | | | | | |
| Beginning balance | $ 95.5 | $ 97.6 | $ 95.1 | $ 85.2 | $ 98.5 |
| Gross inflows | 2.3 | 3.0 | 2.5 | 5.1 | 2.7 |
| Gross outflows | (3.9) | (3.6) | (2.2) | (3.3) | (4.3) |
| Reinvested income and distributions | 0.8 | 0.7 | 0.7 | 0.7 | 0.7 |
| Net flows[3] | (0.8) | 0.1 | 1.0 | 2.5 | (0.9) |
| Market appreciation (depreciation) | 7.2 | (2.2) | 1.5 | 7.4 | (12.4) |
| **Ending balance** | $ 101.9 | $ 95.5 | $ 97.6 | $ 95.1 | $ 85.2 |
| Average AUM[1] | $ 98.2 | $ 96.0 | $ 95.6 | $ 91.9 | $ 91.0 |
| **Alternatives** | | | | | |
| Beginning balance | $ 23.2 | $ 23.5 | $ 24.0 | $ 23.8 | $ 23.8 |
| Gross inflows | 0.7 | 0.6 | 0.3 | 0.4 | 0.3 |
| Gross outflows | (0.1) | (0.1) | (0.4) | (0.2) | (0.1) |
| Net flows[3] | 0.6 | 0.5 | (0.1) | 0.2 | 0.2 |
| Market appreciation (depreciation) | 0.2 | — | (0.2) | 0.1 | — |
| Realizations and other[2] | (0.2) | (0.8) | (0.2) | (0.1) | (0.2) |
| **Ending balance** | $ 23.8 | $ 23.2 | $ 23.5 | $ 24.0 | $ 23.8 |
| Average AUM[1] | $ 23.5 | $ 23.2 | $ 23.8 | $ 23.9 | $ 23.8 |
| **Liquid Alpha** | | | | | |
| Beginning balance | $ 98.1 | $ 103.9 | $ 103.2 | $ 97.3 | $ 115.4 |
| Gross inflows | 1.1 | 1.0 | 2.3 | 1.4 | 1.3 |
| Gross outflows | (26.3) | (8.4) | (5.2) | (5.1) | (5.5) |
| Reinvested income and distributions | 0.3 | 0.6 | 0.9 | 0.7 | 0.7 |
| Net flows[3] | (24.9) | (6.8) | (2.0) | (3.0) | (3.5) |
| Market appreciation (depreciation) | 5.5 | 1.0 | 2.7 | 8.9 | (14.6) |
| **Ending balance** | $ 78.7 | $ 98.1 | $ 103.9 | $ 103.2 | $ 97.3 |
| Average AUM | $ 88.1 | $ 99.8 | $ 102.7 | $ 102.1 | $ 106.6 |
| Average AUM of consolidated Affiliates | $ 85.8 | $ 97.6 | $ 100.5 | $ 100.1 | $ 104.6 |
| **Total** | | | | | |
| Beginning balance | $ 216.8 | $ 225.0 | $ 222.3 | $ 206.3 | $ 237.7 |
| Gross inflows | 4.1 | 4.6 | 5.1 | 6.9 | 4.3 |
| Gross outflows | (30.3) | (12.1) | (7.8) | (8.6) | (9.9) |
| Reinvested income and distributions | 1.1 | 1.3 | 1.6 | 1.4 | 1.4 |
| Net flows[3] | (25.1) | (6.2) | (1.1) | (0.3) | (4.2) |
| Market appreciation (depreciation) | 12.9 | (1.2) | 4.0 | 16.4 | (27.0) |
| Realizations and other[2] | (0.2) | (0.8) | (0.2) | (0.1) | (0.2) |
| **Ending balance** | $ 204.4 | $ 216.8 | $ 225.0 | $ 222.3 | $ 206.3 |
| Average AUM of consolidated Affiliates | $ 207.5 | $ 216.8 | $ 219.9 | $ 215.9 | $ 219.4 |
| Basis points: inflows | 39.0 | 33.7 | 36.0 | 34.7 | 45.9 |
| Basis points: outflows | 21.3 | 30.1 | 40.0 | 33.9 | 31.3 |
| **Annualized revenue impact of net flows (in millions)** | **$ (44.7)** | **$ (16.2)** | **$ (7.8)** | **$ (0.4)** | **$ (6.7)** |

(1) *Average AUM equals average AUM of consolidated Affiliates.*

(2) *Realizations include distributions related to the sale of alternative assets, and represent a return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing base on committed AUM to net asset value.*

(3) *NCCF and Revenue Impact of NCCF for all periods above have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE
Investment Group

24

Reconciliations and Disclosures 25

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

| ($ in millions) | | Three Months Ended | | | | |
|---|---|---|---|---|---|---|
| | | December 31, 2019 | September 30, 2019 | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| **U.S. GAAP net income (loss) attributable to controlling interests** | | $ 67.8 | $ 75.4 | $ 28.0 | $ 52.7 | $ 23.0 |
| *Adjustments to reflect the economic earnings of the Company:* | | | | | | |
| 1 | Non-cash key employee-owned equity and profit interest revaluations[2] | (38.2) | (14.7) | 7.1 | (20.1) | 8.7 |
| 2 | Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[2] | 14.5 | 17.2 | 4.0 | 3.2 | 19.4 |
| 3 | Capital transaction costs[2] | 0.4 | 0.9 | 1.6 | — | 1.5 |
| 4 | Seed/Co-investment (gains) losses and financings[2] | (5.1) | 1.9 | (2.8) | (10.2) | 7.2 |
| 5 | Tax benefit of goodwill and acquired intangible deductions | 2.2 | 2.4 | 2.4 | 2.3 | 1.3 |
| 6 | Discontinued operations and restructuring[3] | 2.6 | 1.0 | 1.3 | 4.3 | (14.7) |
| **Total adjustment to reflect earnings of the Company** | | $ (23.6) | $ 8.7 | $ 13.6 | $ (20.5) | $ 23.4 |
| 7 | Tax effect of above adjustments[2] | 7.1 | (1.8) | (3.0) | 6.2 | (6.1) |
| | ENI tax normalization | (8.1) | (44.9) | 2.4 | 0.8 | 5.3 |
| **Economic net income** | | $ 43.2 | $ 37.4 | $ 41.0 | $ 39.2 | $ 45.6 |
| | ENI net interest expense to third parties | 5.6 | 5.7 | 6.2 | 3.5 | 2.8 |
| | Depreciation and amortization | 5.0 | 4.4 | 4.0 | 3.8 | 3.9 |
| | Tax on Economic Net Income | 13.1 | 12.3 | 12.2 | 12.4 | 15.5 |
| **Adjusted EBITDA** | | $ 66.9 | $ 59.8 | $ 63.4 | $ 58.9 | $ 67.8 |

## ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.*
(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, include restructuring component of discontinued operations and restructuring line; taxed at 27.3% U.S. statutory rate (including state tax).*
(3) *Included in the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019 were restructuring costs and costs associated with the redomicile to the U.S. Included in the three months ended December 31, 2018 are costs associated with the Company's agreement to terminate its deferred tax asset deed with OM plc, CEO transition costs and costs associated with its planned redomicile to the U.S.*

BRIGHTSPHERE Investment Group

26

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

## Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income

*($)*

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2019 | September 30, 2019 | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| **U.S. GAAP net income per share** | **$ 0.79** | **$ 0.84** | **$ 0.31** | **$ 0.54** | **$ 0.22** |
| *Adjustments to reflect the economic earnings of the Company:* | | | | | |
| i. Non-cash key employee-owned equity and profit interest revaluations | (0.45) | (0.16) | 0.07 | (0.20) | 0.08 |
| ii. Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity | 0.17 | 0.19 | 0.04 | 0.03 | 0.18 |
| iii. Capital transaction costs | — | 0.01 | 0.02 | — | 0.02 |
| iv. Seed/Co-investment (gains) losses and financing | (0.06) | 0.02 | (0.03) | (0.10) | 0.07 |
| v. Tax benefit of goodwill and acquired intangibles deductions | 0.03 | 0.03 | 0.03 | 0.02 | 0.01 |
| vi. Discontinued operations and restructuring | 0.03 | 0.01 | 0.01 | 0.04 | (0.14) |
| vii. ENI tax normalization | (0.09) | (0.50) | 0.03 | 0.01 | 0.05 |
| Tax effect of above adjustments, as applicable | 0.08 | (0.02) | (0.03) | 0.06 | (0.06) |
| **Economic net income per share** | **$ 0.50** | **$ 0.42** | **$ 0.45** | **$ 0.40** | **$ 0.43** |

## Reconciliation of U.S. GAAP Revenue to ENI Revenue

*($ in millions)*

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2019 | September 30, 2019 | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| **U.S. GAAP revenue** | **$ 207.4** | **$ 197.8** | **$ 207.1** | **$ 207.2** | **$ 214.5** |
| Include investment return on equity-accounted Affiliates | 0.7 | 0.8 | 0.7 | 0.6 | 0.6 |
| Exclude revenue from consolidated Funds | (1.7) | (1.9) | (1.9) | (1.1) | (1.2) |
| Exclude fixed compensation reimbursed by customers | (1.2) | (0.9) | (1.3) | (1.0) | (1.9) |
| **ENI revenue** | **$ 205.2** | **$ 195.8** | **$ 204.6** | **$ 205.7** | **$ 212.0** |

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.*

BRIGHTSPHERE Investment Group

27

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

**Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense**

| *($ in millions)* | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2019 | September 30, 2019 | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| **U.S. GAAP operating expense** | $ **123.6** | $ **145.9** | $ **160.5** | $ **139.2** | $ **184.9** |
| *Less: items excluded from ENI* | | | | | |
| Acquisition-related consideration and pre-acquisition employee equity[2] | (12.8) | (15.6) | (2.3) | (1.6) | (17.7) |
| Non-cash key employee-owned equity and profit interest revaluations | 38.2 | 14.7 | (7.1) | 20.1 | (8.7) |
| Amortization of acquired intangible assets | (1.7) | (1.6) | (1.7) | (1.6) | (1.7) |
| Capital transaction costs | (0.2) | (0.9) | (1.6) | — | (1.5) |
| Restructuring costs[3] | (2.6) | (1.0) | (1.3) | (4.3) | (5.3) |
| Compensation reimbursed by customers | (1.2) | (0.9) | (1.3) | (1.0) | (1.9) |
| Funds' operating expense | — | (0.2) | — | (0.2) | — |
| *Less: items segregated out of U.S. GAAP operating expense* | | | | | |
| Variable compensation[4] | (43.5) | (44.1) | (48.4) | (48.7) | (48.3) |
| Affiliate key employee distributions | (13.3) | (12.6) | (13.8) | (13.4) | (13.7) |
| **ENI operating expense** | $ **86.5** | $ **83.7** | $ **83.0** | $ **88.5** | $ **86.1** |

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.*
(2) *Reflects amortization of contingent consideration and equity owned by employees, both with a service requirement, associated with the Landmark acquisition; contingent consideration was fully amortized as of December 31, 2018. Revaluation of the Landmark interests is included in "Non-cash key employee-owned equity and profit interest revaluations" above.*
(3) *The three months ended December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019 include restructuring costs and costs associated with the redomicile to the U.S. Included in the three months ended December 31, 2018 are CEO transition costs and costs associated with the redomicile to the U.S.*
(4) *Represents ENI variable compensation. For the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, the U.S. GAAP equivalent of variable compensation was $53.6 million, $44.1 million, $49.0 million, $52.7 million and $53.5 million, respectively. The ENI variable compensation amounts presented in the table above exclude costs associated with the 2018 CEO transition, restructuring costs and variable compensation reimbursed by customers.*

BRIGHTSPHERE Investment Group
28

# Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

## Reconciliation of U.S. GAAP pre-tax income from continuing operations to Pre-tax ENI

*($ in millions)*

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2019 | September 30, 2019 | June 30, 2019 | March 31, 2019 | December 31, 2018 |
| **U.S. GAAP pre-tax income from continuing operations** | **$ 88.6** | **$ 51.0** | **$ 35.7** | **$ 82.7** | **$ 34.9** |
| *Adjustments to reflect the economic earnings of the Company:* | | | | | |
| Non-cash key employee-owned equity and profit interest revaluations | (38.2) | (14.7) | 7.1 | (20.1) | 8.7 |
| Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity | 14.5 | 17.2 | 4.0 | 3.2 | 19.4 |
| Capital transaction costs | 0.4 | 0.9 | 1.6 | — | 1.5 |
| Seed/Co-investment (gains) losses and financings | (5.1) | 1.9 | (2.8) | (10.2) | 7.2 |
| Discontinued operations and restructuring[2] | 2.6 | 1.0 | 1.2 | 4.4 | (14.8) |
| Net (income) loss attributable to non-controlling interests | (6.5) | (7.6) | 6.4 | (8.4) | 4.2 |
| **Pre-tax ENI** | **$ 56.3** | **$ 49.7** | **$ 53.2** | **$ 51.6** | **$ 61.1** |

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.*
(2) *Included in the three months ended December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019 were restructuring costs and costs associated with the redomicile to the U.S. Included in the three months ended December 31, 2018 are costs associated with the Company's agreement to terminate its deferred tax asset deed with OM plc, CEO transition costs and costs associated with its redomicile to the U.S.*

BRIGHTSPHERE Investment Group

29

Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through seven asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. 30

Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA  Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance(1):  Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. ___________________________________________________________ (1) Liquid Alpha Segment’s Windsor II Large Cap Value account AUM and return are separated from Liquid Alpha’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations. 31

Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as ENI variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates.  Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing based on committed AUM to net asset value. n/m “Not meaningful.” BSIG 202005 32